Exhibit 99.1

SOFTWARE ACQUISITION AGREEMENT

THIS AGREEMENT made as of the 20th day of June, 2003.

BETWEEN:

YAK COMMUNICATIONS (CANADA) INC. a corporation incorporated under the laws of the Province of Ontario, Canada

(hereinafter referred to as the “Purchaser”),

-and-

CONSORTIO, INC., a corporation incorporated under the laws of the State of Delaware, United States of America

(hereinafter referred to as “Consortio”)

- and -

CONVENXIA LIMITED a corporation incorporated under the laws of the United Kingdom

(hereinafter referred to as “Convenxia”)

WHEREAS Consortio owns certain copyright and title to the Software (as hereinafter defined);

AND WHEREAS Convenxia owns or may own certain enhancements and derivative works relating to the Software;

AND WHEREAS Consortio wishes to sell the Software to the Purchaser and the Purchaser wishes to purchase the Software from Consortio together with all enhancements and derivative works relating thereto owned by Convenxia on the terms and conditions as set out herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1 Definitions

As used in this Agreement, the following words and phrases shall have the following meanings respectively:

(a)	“Agreement” means this Agreement (as may be amended, modified or supplemented from time to time) and any instrument and agreement supplementary or ancillary hereto, including, without limitation, each schedule attached hereto, and the expressions “hereof”, “herein”, “hereunder”, “hereby” and similar expressions refer to this Agreement and not to any particular Section or other portion of this Agreement and “Article”, “Section” and “Subsection” followed by a number means and refers to the specified Article, Section or Subsection of this Agreement;

(b)	“Closing Date” means that date which is provided for in Section 4.1 hereof, or such earlier or later date as may be mutually acceptable to the parties hereto, and the “Closing” means the time of closing on the Closing Date provided for in Section 4.1 hereof;

(c)	“First Promissory Note” means the promissory note referred to in paragraph 3.1 (1) (b) in the form attached hereto as Schedule “B”;

(d)	“Object Code” means the machine readable form only of the Software;

(e)	“Person” means an individual, a corporation, a partnership, a trustee, a trust or any unincorporated organization and the executors, administrators or other legal representatives of an individual in such capacity and words importing persons have a similar meaning;

(f)	“Purchase Price” means the purchase price for the Software described in Section 3.1 hereof;

(g)	“Second Promissory Note” means the promissory note referred to in paragraph 3.1 (1) (c) and in the form attached hereto as Schedule ” C”;

(h)	“Software” means all software programs owned by Consortio, and all software programs owned by Convenxia including, without limitation, the software programs described in Schedule ”A” attached hereto but excluding the software programs specifically excluded in Schedule “A” attached hereto;

(i)	“Source Code” means human readable form of the Software (in all forms whether written, electronic or other).

1.2 Gender

Unless the context requires otherwise, words importing the singular number include the plural and vice versa and words importing gender include both genders.

1.3 Headings

The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4 Governing Law; Jurisdiction

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, without reference to its choice of law principles. The provisions of the 1980 U.N. Convention on Contracts for the International Sale of Goods, along with any successor treaties or conventions thereto, shall not apply. The parties agree to accept the jurisdiction of the courts of the Province of Ontario, Canada for the adjudication of any dispute arising hereunder. Service of process in any such proceeding may be effected in the manner set forth in Section 9.3 for notices to be given under this Agreement.

1.5 Severability

In the event that any provision of this Agreement shall be invalid, illegal or unenforceable it shall not affect the validity, legality or enforceability of any other provision of this Agreement.

1.6 Currency

Unless otherwise specified, all references herein to currency shall be references to currency of the United States of America, and all payments contemplated herein shall be made by cash, certified cheque, wire transfer or any other method that provides for immediately available funds.

1.7 Laws and Amendments

Any reference herein in any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory body shall be construed as a reference thereto as amended or re-enacted from time to time or as a reference to any successor thereto.

1.8 Preamble and Schedules

The preambles and recitals set forth herein form part of this Agreement, and the Schedules hereafter referred to, and any supplementary schedules or exhibits referred to in such Schedules, are incorporated by reference in this Agreement and form part hereof.

Schedule “A”	Software
Schedule “B”	First Promissory Note
Schedule “C”	Second Promissory Note
Schedule “D”	Warrant to Purchase Common Stock
Schedule “E”	Security Agreement
Schedule “F”	Joint Venture Agreement
Schedule “G”	Liens on Software

ARTICLE 2

PURCHASE AND SALE OF THE SOFTWARE

2.1 Sale of Software

(1) Consortio hereby agrees to sell, transfer, assign and convey to the Purchaser and the Purchaser hereby agrees to purchase from Consortio as of the Closing Date, on the terms and subject to the conditions hereof, the Software and all copyright and title thereto, including, without limitation all of Consortio’s rights, title and interest, including but not limited to copyrights and patents, in the Software and the common law trademark “Commercial Transaction Framework” of Consortio related to the Software.

(2) Convenxia hereby agrees to sell, transfer, assign, grant and convey to the Purchaser and the Purchaser hereby agrees to purchase from Convenxia all of Convenxia’s right, title and interest in the Software including, without limitation, all enhancements and derivative works relating thereto.

ARTICLE 3

PURCHASE PRICE

3.1 Payment of Purchase Price

(1) The purchase price payable by the Purchaser to Consortio for the Software and all copyright and title thereto shall be the sum of Nine Million Five Hundred Thousand Dollars ($9,500,000) which shall be paid and satisfied as follows:

(a)	at the Closing, the Purchaser shall pay the sum of Five Hundred and Sixty-Five Thousand Dollars ($565,000) in cash, by certified cheque or by wire transfer;

(b)	the Purchaser shall pay the sum of Four Hundred Thousand Dollars ($400,000) by the execution and delivery at Closing to Consortio of the First Promissory Note;

(c)	the Purchaser shall pay the sum of Eight Million Five Hundred and Thirty- Fifty Thousand Dollars ($8,535,000) by the execution and delivery at Closing to Consortio of the Second Promissory Note.

(2) The purchase price payable by the Purchaser to Convenxia for all of its right, title and interest in the Software shall be the sum of One Dollar ($1.00) which shall be paid at the Closing.

3.2 No Royalties

For greater certainty, the parties acknowledge and agree that the Purchase Price referred to in Section 3.1 hereof shall represent the sole consideration payable to Consortio and Convenxia for the sale of the Software purchased and, except as otherwise agreed upon by the parties in writing, neither Consortio nor Convenxia shall be entitled to any future royalties or other payments on account of sales or use of the Software or any part thereof purchased.

3.3 Production Costs

The Purchase Price paid pursuant to this Agreement is solely to acquire all rights, title and interest to the Software as set out herein and is exclusive of any and all costs related to the exploitation of the Software.

ARTICLE 4

CLOSING DOCUMENTS

4.1 Closing

The closing and transfer of title to the Software from Consortio and Convenxia to the Purchaser (“Closing”) will take place via facsimile, overnight delivery and other mutually acceptable means at the office of Consortio’s legal counsel, Lewis Law Offices, PLLC on or before June 24, 2003 (the “Closing Date”), at which time the parties shall deliver and exchange all papers, documents, and monies contemplated hereby with delivery to the Purchaser of Source Code and Object Code written to the Closing Date. The Purchaser’s obligation to close is conditioned upon the representations and warranties of Consortio and Convenxia contained herein being true and in full force and effect in all material respects on the Closing Date.

4.2 Closing Procedures

1.	General

At or before the Closing on the Closing Date, Consortio and Convenxia and the Purchaser shall take or cause to be taken all actions, steps and corporate proceedings necessary or desirable to validly and effectively approve or authorize the completion of the transactions herein provided for, and, upon fulfillment of all the conditions set out in Section 5.1 hereof, which have not been waived in writing as therein provided.

2.	Deliveries

At or before the Closing, Consortio and Convenxia jointly and severally covenant to:

(i)	furnish the Purchaser with an affidavit from an officer of each of Consortio and Convenxia that the representations and warranties of Consorito and Convenxia contained in this agreement are true as at the Closing, as though then made, and that the covenants of each of Consortio and Convenxia to be complied with at or prior to the Closing have been complied with, provided that the receipt of such evidence and the closing of the transactions contemplated herein shall not be a waiver of the representations, warranties and covenants of each of Consortio and Convenxia.

(ii)	deliver to the Purchaser evidence satisfactory to the Purchaser’s counsel that all necessary corporate authorization authorizing the transactions contemplated herein have been obtained.

(iii)	deliver to the Purchaser all necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and consents and any other documents necessary or reasonably required to transfer effectively to the Purchaser good and marketable title to Software.

(iv)	provide the Purchaser with evidence satisfactory to the Purchaser that all applicable bulk sales legislation has been complied with or that the transactions contemplated herein are exempt from compliance with such legislation.

(v)	provide the Purchaser with evidence satisfactory to the Purchaser that the Software is owned by Consortio subject only to the rights of Convenxia being sold, assigned, transferred, granted and conveyed to the Purchaser hereunder.

(vi)	provide the Purchaser with the opinions of counsel to Consortio and Convenxia in form reasonably satisfactory to counsel of the Purchaser as to the matters set out in Subsections 6.1-1., 3., 6. and 7. hereof and the due authorization, execution and delivery of this Agreement, the power and authority of Consortio and Convenxia to sell, assign, transfer and convey the Software to the Purchaser free and clear of all encumbrances whatsoever, other than the encumbrance in favour of Imperial Bank as set out in Schedule “G” attached hereto, the results of all applicable searches under the Uniform Commercial Code, and all applicable registers of technology transfer and liens, that Galleon Distributed Technologies Inc. was acquired by Consortio in a reverse triangular merger and ceased to exist as an entity thereafter, the compliance with all applicable securities laws of transactions contemplated herein, including without limitation, the issuance of the warrants in accordance with Schedule “D” hereto, and the subsequent issuance of shares resulting from the exercise of such warrants, the effect of any applicable bulk sales legislation and the effect of any sales, use, value added or other similar tax on the transaction contemplated herein, and the registrations required by the Purchaser in order to evidence the sale, assignment, transfer and conveyance of the Software to the Purchaser.

(vii)	provide the Purchaser with copies of all work for hire agreements entered into by Consortio or Convenxia relating to the Software.

3.	Joint Venture Agreement; Security Agreement

The Purchaser, Consortio and Convenxia covenant that at Closing they will execute and deliver the Joint Venture Agreement in the form attached hereto as Schedule “F” and the Security Agreement in the form attached hereto as Schedule “E”.

4.	Warrants

At Closing Convenxia covenants and agrees to issue to the Purchaser or as the Purchaser may direct warrants to purchase common stock of Convenxia in the form of Schedule “D” attached hereto.

ARTICLE 5

CONDITIONS OF CLOSING

5.1 Conditions

No party shall be obliged to complete the purchase herein provided for unless, on the Closing Date, each of the following conditions shall have been satisfied. These conditions may be waived in whole or in part by mutual written agreement of all the parties at any time; and each party covenants and agrees to use its best efforts to ensure that these conditions are fulfilled on or before the Closing Date.

1.	Legal

All legal proceedings and approvals as are considered necessary by the parties shall have been taken or obtained to permit Consortio and Convenxia to transfer the Software to the Purchaser pursuant hereto.

2.	Representations and Warranties

The representations and warranties set forth in Section 6.1 hereof shall be true and correct in all material respects on the Closing Date.

3.	Compliance

All of the terms, covenants and agreements set forth in this Agreement to be complied with or performed by a party at or before the Closing Date shall have been complied with or performed by such party on or before the Closing Date.

4.	Closing Procedures

All closing procedures set out in Section 4.2 above shall have been fulfilled.

5.	Encumbrances

All encumbrances listed on Schedule “G” attached hereto, other than the encumbrance in favour of Imperial Bank, shall have been fully released and discharged. Consortio shall irrevocably authorize and direct the Purchaser to make the final three payments to be made under the First Promissory Note (to the extent of the amount owing to Imperial Bank or its successor in interest) to Imperial Bank or its successor in interest, in order to fully release and discharge the encumbrance in favour of Imperial Bank.

5.2 Termination

If any of the foregoing conditions set out in Section 5.1 hereof have not been fulfilled on or before the Closing Date, any party may terminate this Agreement rather than consummating the purchase and sale contemplated by this Agreement by notice in writing to the other parties in which event all parties shall be released from all obligations under this Agreement. The parties shall be entitled to waive compliance with any such condition in whole or in part by written agreement of all parties, without prejudice to their respective rights of termination in the event of nonfulfillment of any other condition in whole or in part.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties of the Vendor

Consortio and Convenxia jointly and severally represent and warrant to the Purchaser as follows and acknowledge and confirm that the Purchaser is relying on such representations and warranties in connection with the acquisition by the Purchaser of the Software:

1.	Good Standing

Each of Consortio and Convenxia is a corporation duly incorporated under the laws of the jurisdiction of its incorporation and is duly organized, validly subsisting and in good standing under such laws. Each of Consortio and Convenxia has the corporate power and authority and is qualified to own and dispose of its properties and assets and each of them is duly authorized and licensed to own its properties and to carry on its business as presently owned and carried on by it.

2.	No Options or Rights

Except as set forth in this Agreement, there is not now nor at the Closing Date will there be any agreement or option existing pursuant to which Consortio or Convenxia might be required to sell or dispose of the Software and there is no other Person or other legal entity having any title or interest in the Software.

3.	Ownership of Software

Consortio owns the Software exclusively subject only to the right, title and interest of Convenxia in certain enhancements and derivative works related thereto and together Consortio and Convenxia have good and marketable title to the Software and have the legal right to sell all right, title, and interest including, but not limited to, copyrights in the Software in the manner contemplated herein, free of any restriction, claim, encumbrance, lien or security interest whatsoever save and except for the encumbrance in favour of Imperial Bank set forth in Schedule “G” and of any rights or privileges capable of becoming a restriction, claim, encumbrance, lien or security interest. Neither Consortio nor Convenxia have received a notice (written or oral) claiming that the Software or any part thereof infringes upon the patents, trademarks, copyrights, or any other industrial or intellectual property of any other Person. Such sale does not infringe any third parties’ property or personal rights, and does not infringe on any Canadian, U.S. or other copyright or patent. The Software is an original work developed by Consortio, Galleon Distributed Technologies Inc. and Convenxia. Consortio and Convenxia shall pay all indebtedness and liabilities owing to Imperial Bank secured by the encumbrance set forth in “Schedule G” as and when due.

4.	No Breach Caused by This Agreement

Neither the execution nor delivery of this Agreement nor the fulfillment or compliance with any of the terms hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under the organizational documents of either of Consortio, and Convenxia or any agreement, contract, or instrument to which either of Consortio and Convenxia is a party or by which either of them is subject, or any order, writ, injunction, decree, statute, rule, bylaw or regulation applicable to either of them or constitute a default (or would with the passage of time or the giving of notice, or both, constitute a default under any agreement, contract or instrument to which any of them is a party or by which either of them is bound) or will require any consent or other action by, any Person or any administrative or governmental body.

5.	Litigation

There are no actions, suits, claims or demands or other proceedings pending or, threatened against either of Consortio or Convenxia or before any court, tribunal or administrative agency concerning any aspect of the Software and the Software has not been published in such a way as to lose any of its copyright protection.

6.	Due Authorization

Each of Consortio and Convenxia has all necessary power, authority and capacity to enter into this Agreement and to carry out its obligations hereunder, and to grant the rights and privileges herein.

7.	Enforceability of Obligations

This Agreement constitutes a valid and binding obligation of each of Consortio and Convenxia enforceable against each of them in accordance with the terms hereof.

8.	No Licenses Outstanding

There are no outstanding licenses or agreements of any kind relating to the Software and the Software does not include any software licensed from third parties.

9.	Software Prepared With Diligence

The Software was prepared in a workmanlike manner and with professional diligence and skill and will perform in accordance with its specifications.

10.	Copyright Notice

All copies of any or all parts of the Software, other than parts in existence only temporarily and used solely in the developmental stages of the program, contain an appropriate copyright notice in the name of either Consortio or Convenxia.

11.	Taxes

Each of Consortio and Convenxia is not in arrears for federal, provincial or state income taxes, or any other taxes of any jurisdiction.

12.	Performance

The Software will perform its intended functions efficiently and will have the components, characteristics, architectures and functional, operational and technical characteristics necessary to perform in accordance with its specifications.

13.	Operation

The programs comprising the Software will operate in all material respects in the manner and under the environments described in Schedule ”A” attached hereto.

14.	Software Ready for Commercial Sale

The Software is sufficiently developed to be commercialized.

15.	Assignment of Rights to the Software

On request of the Purchaser, each of Consortio and Convenxia shall execute and deliver an Assignment of Copyright, assigning all right, title and interest in the Software to the Purchaser in a form sufficient for registration.

16.	Trademarks

The right of Consortio and Convenxia to use the trade mark “Commercial Transaction Framework” used in connection with the Software and sold herein together with the Software has never been called into question or challenged. Neither Consortio nor Convenxia uses or has any other trade marks or trade names.

17.	No Infringement

The Software and its commercial use by the Purchaser does not infringe upon the patents, trademarks, copyrights or any other industrial or intellectual property rights of any other Person. Neither Consortio nor Convenxia has received any notice (written or oral) claiming that the Software or any part thereof infringes upon the patents, trademarks, copyrights or any other industrial or intellectual property of any other Person.

18.	Material Facts

Neither Consortio nor Convenxia have withheld from the Purchaser any facts relating to the Software which would be material to an intended purchaser thereof. Neither Consortio, nor Convenxia has any knowledge of any facts, nor are there any facts which should reasonably be known to either of them relating to the Software, not herein disclosed, which might be reasonably expected to materially diminish the Purchaser’s appreciation of the value of the Software or which, if known by the Purchaser, might be reasonably expected to deter it from completing the transaction herein contemplated.

6.2 Representations and Warranties of the Purchaser

The Purchaser represents and warrants to each of Consortio and Convenxia as follows and acknowledges and confirms that each of Consortio and Convenxia is relying on such representations and warranties in connection with the sale by the them of the Software:

1.	Good Standing

The Purchaser now and on the Closing Date will be duly authorized and licensed to own its properties and to carry on its business as presently owned and carried on by it.

2.	Enforceability of Obligations

This Agreement, including the debt instruments and other agreements annexed hereto, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or limiting creditors’ rights generally and by equitable principles.

3.	Absence of Conflicting Agreements

The Purchaser is not a party to, or bound or affected by or subject to any agreement which would be violated, contravened or breached by, or under which any default would occur as a result of the execution and delivery by the Purchaser of this Agreement (including the debt instruments and other agreements annexed hereto) or the performance by it of any of the terms thereof.

4.	Due Authorization

The Purchaser has all necessary power and authority to enter into this Agreement and to carry out its obligations hereunder.

5.	No Breach Caused by This Agreement

Neither the execution nor delivery of this Agreement (including the debt instruments and other agreements annexed hereto) nor the fulfillment or compliance with any of the terms hereof (or thereof) will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under the organizational documents of the Purchaser or any material agreement or instrument to which the Purchaser is subject, or will require any consent or other action by any administrative or governmental body.

6.	No Liens

To the extent that the Software is acquired by the Purchaser free and clear of restrictions, encumbrances, liens and security interests, other than the encumbrance in favour of Imperial Bank set forth in Schedule “G”, then upon acquisition of the Software by the Purchaser, Consortio will be entitled to perfect its security in the Software as contemplated herein in priority to any other encumbrance, lien or security interest other than the encumbrance in favour of Imperial Bank.

6.3 Nonmerger

The representations, warranties and covenants contained in this Agreement shall survive the Closing indefinitely, notwithstanding any investigations made by or on behalf of any of the parties hereto, and such representations, warranties and covenants shall remain correct and applicable at all times and shall not merge.

ARTICLE 7

ADDITIONAL COVENANTS

7.1 Confidentiality

Each of the parties agrees not to disclose or use any materials or information of the other party that is marked or otherwise designated as confidential or which, under the circumstances, should reasonably be known to be confidential information. Each of the parties shall divulge such confidential information only to its employees or agents who require access to it for the purposes of this Agreement or as otherwise provided in this Agreement. In addition to the foregoing, each of the parties agrees to use reasonable best efforts and, in any event, efforts that are no less than those used to protect its own confidential information, to protect from disclosure such confidential information. Such restrictions on disclosure shall not apply to information which (i) is already in the public domain, (ii) later becomes publicly available through no fault of the party concerned, (iii) is disclosed to a party without restriction by a third party who is not bound by any restriction or duty not to disclose such information, or (iv) a party is obligated to disclose under a court order or decision by a governmental agency, subject to such confidentiality orders, as may be available or obtainable under applicable law or regulation. Each of the parties (the “Indemnifying Party”) agrees to indemnify the other (the “Indemnified Party”) for all damages, costs and expenses (including court costs and reasonable legal fees of an attorney and its own client basis) incurred by the Indemnified Party as a result of a failure of the Indemnifying Party to comply with its obligations under this Section 7.1. The Indemnified Party shall give the Indemnifying Party prompt notice of any such claim and, to the extent the claim may lie against a third party for unauthorized disclosure of such confidential information, the right to control and direct the investigation, preparation, action and settlement of each such claim. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the foregoing and shall provide the Indemnifying Party with information in the Indemnified Party’s possession related to such claim and such further assistance as reasonably requested by the Indemnifying Party. Each of the parties shall immediately notify the other of any unauthorized possession, use or knowledge of the other party’s confidential information, which becomes known to a responsible officer of such party. Each party shall be entitled to injunctive and other equitable relief to enforce the restrictions set forth in this Section 7.1, and the terms of this Section 7.1 shall survive termination of this Agreement.

7.2 Disclosure

Consortio and Convenxia hereby jointly and severally covenant that they will not disclose the existence of this Agreement and the transactions contemplated herein without the prior written consent of the Purchaser. Any press release or other written notice of the transactions contemplated herein by Consortio or Convenxia shall require the prior written consent of the Purchaser and shall be in form and content acceptable to the Purchaser.

7.3 Execution and Delivery of Joint Venture Agreement, First Promissory Note and Second Promissory Note

On or before the Closing Date, the Purchaser and Consortio and Convenxia will each execute and deliver to the other the Joint Venture Agreement attached hereto as Schedule ”F”, the First Promissory Note attached hereto as Schedule “B,” the Second Promissory Note attached hereto as Schedule “C,” the Warrant to Purchase Common Stock attached hereto as Schedule “D” and the Security Agreement attached hereto as Schedule “E.”

7.4 Acknowledgment

The parties hereto hereby acknowledge that the Purchaser is acquiring the Software for the purposes of commercial exploitation.

7.5 Breach

The parties acknowledge that the breach of their representations, warranties and covenants set forth in this Agreement may also constitute a default or trigger certain rights and remedies under the First Promissory Note, the Second Promissory Note, the Joint Venture Agreement and the Security Agreement, it being the intention of the parties that the representations, warranties and covenants set forth in this Agreement are being relied on in connection with the execution and performance of such other documents.

ARTICLE 8

INDEMNIFICATION

8.1 Vendor Indemnification

(a)	Consortio and Convenxia jointly and severally covenant and agree to indemnify, hold and save harmless the Purchaser from and against any claim, threatened claim, loss or damage suffered by the Purchaser as a result of any breach of or noncompliance with, or untruth of any of the warranties, representations or covenants of Consortio and Convenxia contained in this Agreement, in any schedule hereto, in any documents to be executed and delivered pursuant to this Agreement or in any documents executed and delivered in connection with the completion of the transaction contemplated herein, including, without limiting the generality of the foregoing, all costs and expenses (including legal fees incurred in connection with any such loss or damage and in connection with any claim under this Article 8).

(b)	Without in any way limiting the generality of Subsection 8.1(a), Consortio and Convenxia shall promptly and diligently defend the Purchaser at Consortio and Convenxia’s sole expense against any actions or claims that the Software infringes any registered patent or copyright and shall pay the resultant court costs, legal fees and any damages finally awarded.

(c)	Without in any way limiting the generality of Subsection 8.1(a), Consortio and Convenxia shall indemnify, hold and save the Purchaser harmless from all losses, damages, judgments, settlements, legal fees, if any, on an attorney and his own client basis, reasonable and necessary costs and expenses incurred by the Purchaser as a result of any virus introduced into the Software on or before the Closing acquired by the Purchaser including, without limitation, the actual and reasonable costs of curtailing the spread of the virus, correction of all affected components and replacement of affected components of the programs with functionally equivalent components.

(d)

Consortio and Convenxia jointly and severally covenant and agree to indemnify, hold and save harmless the Purchaser from and against any loss or damage suffered by the Purchaser as a result of the encumbrance in favour of Imperial

Bank referred to in Schedule “G” and all indebtedness which is secured by such encumbrance.

(e)	If Consortio or Convenxia becomes liable to the Purchaser in respect of any loss or damage suffered by the Purchaser as a result of any breach or non-compliance with or untruth of any representations, warranties or covenants of Consortio or Convenxia contained herein, or in any documents to be executed and delivered pursuant hereto, then in addition to all the rights of the Purchaser, the Purchaser shall be entitled to set-off the amount of such liability against the instalments of the balance of the Purchase Price due to Consortio hereunder in order of maturity.

8.2 Purchaser Indemnification

The Purchaser covenants and agrees to indemnify and save harmless, each of Consortio and Convenxia from and against any loss or damage suffered by them as a result of any breach of, noncompliance with or untruth of any of the warranties, representations or covenants of the Purchaser contained in this Agreement, in any schedule hereto, in any documents to be executed and delivered pursuant to this Agreement or in any documents executed and delivered in connection with the completion of the transaction contemplated herein, including, without limiting the generality of the foregoing, all costs and expenses (including legal fees incurred in connection with any such loss or damage and in connection with any claims under this Article 8).

ARTICLE 9

GENERAL

9.1 Further Assurances

Each of the parties hereto will from time to time at the other’s request and expense and without further consideration execute and deliver such other documents including instruments of transfer, conveyance and assignment and take such further action as the other may require to more effectively complete any matter provided for herein including, without limitation, the delivery to the Purchaser by each of Consortio and Convenxia of nondisclosure agreements from each of those individuals (employees and consultants) who developed the Software.

9.2 Entire Agreement

This Agreement including the schedules hereto constitutes the entire agreement among the parties and, except as herein stated and in the instruments and documents to be executed and delivered pursuant hereto, contains all of the representations and warranties of the respective parties. There are no oral representations or warranties among the parties of any kind. This Agreement may not be amended or modified in any respect, except by written instrument signed by both parties.

9.3 Notices

Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) or sent by telecopier, telex or other similar means of electronic communication, confirmed on the same or following day by prepaid mail:

To the Purchaser:

55 Town Centre Court, Suite 610

Toronto, Ontario Canada M1P 4X4

To Consortio or Convenxia:

Orchard Lea

Winkfield Lane

Winkfield, Berkshire, SL4 4RU

United Kingdom

Any notice so given shall be deemed conclusively to have been given and received when so personally delivered or sent by telex, telecopier or other electronic communication or on the second day following the sending thereof by private courier or mail. Any party hereto or others mentioned above may change any particulars of its address by notice to the others in the manner aforesaid.

9.4 Time of the Essence

Time shall be of the essence of this Agreement.

9.5 Successors and Assigns

Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by any party, in whole or in part, including by way of sale of assets, merger or consolidation, without the prior written consent of the other party (which consent shall not be unreasonable withheld) unless such assignments is to a wholly-owned subsidiary of such party. Any purported assignment in violation of this Section 9.5 shall be null and void. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

9.6 Waiver

No delay or failure by either party to exercise any of its powers, rights or remedies under this Agreement will operate as a waiver of them nor will any single or partial exercise of any such powers, rights or remedies preclude any other or further exercise of them. Any waiver to be effective must be in writing. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

9.7 Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date and year above first written.

YAK COMMUNICATIONS (CANADA) INC.

Per:	/s/ CHARLES ZWEBNER
President and Chief Executive Officer

CONSORTIO, INC.

Per:	/s/ RAYMOND CHENG
President and Chief Executive Officer

CONVENXIA LIMITED

Per:	/s/ RAYMOND CHENG
President and Chief Executive Officer

SCHEDULE “A”

SOFTWARE DESCRIPTION

(See Convenxia Framework SDK and

Convenxia Administrative Utility attached)

1.	Comprises the Consortio Framework (“Framework”), a commerce infrastructure and development platform, associated business logic Services, being pre-built commerce components built upon the Framework and User Interfaces.

2.	The Consortio Framework

All Framework Platform code. This includes all base level code that the Convenxia Services connect into and use for common operations, such as thread and memory management, database access, security, multi-language capabilities.

3.	Services

Included are the software Services necessary to run the basic Convenxia Framework utilities, such as reports, task management, etc.; and the Services necessary to operate the Call Center application.

Account Service

Auth Service

Batch Service

Call Service

Catalog Service

CC Service

Customer Service

Mail Service

Maint Service

Note Service

Order Service

Receipt Service

Repair Service

Report Service

Tax Service

Tech Service

User Service

4.	User Interfaces

Call Center JSP user interfaces.

Inbound Sales

Technical Support

5.	Does not include the following services.

Document Service

Data Service

EDI Service

Info Service

Survey Service

XML Transform Service

6.	Does not include the following User Interfaces

Web Store JSP user interfaces with internationalization package

SCHEDULE “B”

FIRST PROMISSORY NOTE

U.S. $400,000	June 24, 2003

FOR VALUE RECEIVED YAK COMMUNICATIONS (CANADA) INC. (the “Purchaser”) hereby promises to pay to or to the order of Consortio Inc., a Delaware corporation (the “Vendor”), at such place as the Vendor may from time to time designate in writing to the Purchaser, the aggregate principal sum of Four Hundred Thousand Dollars ($400,000) in lawful money of the United States of America, without interest, in ten (10) equal consecutive monthly payments of Forty Thousand Dollars ($40,000) each, on the last day of each month commencing July 31, 2003 and ending April 30, 2004.

The unpaid principal sum hereunder may be prepaid in whole at any time or in part from time to time without notice, bonus or penalty.

If any amount owing by the Purchaser to the Vendor under this Note or under the Note in the principal amount of $8,535,000 dated the date hereof, is not paid within fifteen (15) days after the same is due, the Vendor may, by written notice to the Purchaser, declare the entire amount of this Note to be immediately due and payable, whereupon the maturity of the unpaid balance of this Note shall be accelerated to the date of such notice.

This Note is issued by the Purchaser and accepted by the Vendor as partial payment for the consideration due under a certain software acquisition agreement (the “Software Acquisition Agreement”) dated as of June 20, 2003, between the Purchaser, the Vendor and Convenxia Limited. This Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

The Purchaser hereby waives presentment, protest, demand, notice of protest and notice of dishonor of this Note and expressly agrees that this Note or any payment due hereunder may be extended from time to time by the Vendor without in any way affecting the liability of the Purchaser.

The Purchaser may not assign this Note except in conjunction with any sale of the software acquired pursuant to the Software Acquisition Agreement referred to herein that is permitted by the Security Agreement, provided that the transferee agrees in writing to assume the obligations of the Purchaser under this Note, to assume the obligations of the Purchaser under the Security Agreement entered into between the Purchaser and the Vendor, and to assume the obligations of the Purchaser under the joint venture agreement (the “Joint Venture Agreement”) entered into between the Purchaser, the Vendor and Convenxia Limited. Any purported assignment in violation of this paragraph shall be null and void.

The Purchaser agrees to pay all reasonable costs and expenses (including reasonable attorneys fees) paid or incurred in collecting the principal of and interest accrued upon this Note or in protecting, enforcing or pursuing rights and remedies under the Security Agreement.

This Note shall be binding upon the Purchaser, its successors and permitted assigns and all rights of the Vendor hereunder shall enure to the benefit of the Vendor and its successors and assigns.

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This Note is non-negotiable and this Note is subject to the state of accounts and the equities that may exist between the Purchaser, the Vendor and Convenxia Limited under the Software Acquisition Agreement and the Joint Venture Agreement.

Notwithstanding anything to the contrary contained hereunder, the Purchaser shall be entitled to set-off any amounts owing by the Vendor or Convenxia Limited to the Purchaser under the Software Acquisition Agreement or under the Joint Venture Agreement against this Note in the order of maturity.

IN WITNESS WHEREOF the Purchaser has executed this Note.

SIGNED, SEALED and DELIVERED in the presence of	)	YAK COMMUNICATIONS (CANADA) INC.
)
	)	Per:
)
	)	Per:
)

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SCHEDULE “C”

SECOND PROMISSORY NOTE

U.S. $8,535,000	June 24, 2003

FOR VALUE RECEIVED YAK COMMUNICATIONS (CANADA) INC. (the “Purchaser”) hereby promises to pay to or to the order of Consortio Inc., a Delaware corporation (the “Vendor”), at such place as the Vendor may from time to time designate in writing to the Purchaser, the aggregate principal sum of Eight Million Five Hundred and Thirty-Five Thousand Dollars ($8,535,000) in lawful money of the United States of America, together with interest thereon at the rate per annum and calculated and payable as hereinafter set forth.

The unpaid principal sum from time to time shall bear simple interest at a rate of seven and one-quarter percent (7.25%) per annum, such interest to be calculated from and including July 1, 2003. Interest together with repayment of principal shall be paid by the Purchaser to the Vendor, quarterly, in arrears on each of March 31, June 30, September 30 and December 31 of each year in equal consecutive quarterly payments in the amount of $174,965.29 each commencing September 30, 2003 and ending June 30, 2012. All remaining principal outstanding under this Note, and all accrued interest and other amounts outstanding hereunder shall be due and payable in full on July 15, 2012.

Notwithstanding anything to the contrary contained in this Note, the sole recourse of the Vendor hereunder shall be limited to the software and related assets acquired by the Purchaser from the Vendor, the purchase price of which is being paid in part by the issuance of this Note, and to any collateral and security granted by the Purchaser to the Vendor for this Note. Recourse hereunder may not be had against the Purchaser or any other property, assets or rights of the Purchaser. This Note is secured by a purchase money security interest in the software acquired by the Purchaser from the Vendor pursuant to a security agreement of even date herewith between the Purchaser and the Vendor (the “Security Agreement”).

The unpaid principal sum hereunder may be prepaid in whole at any time or in part from time to time without notice, bonus or penalty. All prepayments shall be applied first to interest and lastly to principal. Principal prepayments shall be applied first to the balloon payment of principal due and payable on July 15, 2012, and then to quarterly installments of principal in the inverse order of maturity.

If any amount owing by the Purchaser to the Vendor under this Note or under the Note in the principal amount of $400,000 dated the date hereof, is not paid within fifteen (15) days after the same is due, the Vendor may, by written notice to the Purchaser, declare the entire amount of this Note to be immediately due and payable, whereupon the maturity of the unpaid balance of this Note shall be accelerated to the date of such notice.

This Note is issued by the Purchaser and accepted by the Vendor as partial payment for the consideration due under a certain software acquisition agreement (the “Software Acquisition Agreement”) dated as of June 20, 2003, between the Purchaser, the Vendor and Convenxia Limited. This Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

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The Purchaser hereby waives presentment, protest, demand, notice of protest and notice of dishonor of this Note and expressly agrees that this Note or any payment due hereunder may be extended from time to time by the Vendor without in any way affecting the liability of the Purchaser.

The Purchaser agrees to pay all reasonable costs and expenses (including reasonable attorneys fees) paid or incurred in collecting the principal of and interest accrued upon this Note or in protecting, enforcing or pursuing rights and remedies under the Security Agreement.

This Note shall be binding upon the Purchaser, its successors and permitted assigns and all rights of the Vendor hereunder shall enure to the benefit of the Vendor and its successors and assigns.

This Note is non-negotiable and not assignable by the Vendor without the prior written consent of the Purchaser which consent may be arbitrarily withheld.

IN WITNESS WHEREOF the Purchaser has executed this Note.

SIGNED, SEALED and DELIVERED in the presence of	)	YAK COMMUNICATIONS (CANADA) INC.
	)	Per:
)
)
)
	)	Per:

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SCHEDULE “D”

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE DISTRIBUTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND LAWS.

No. WR -

COMMON STOCK PURCHASE WARRANT

To Subscribe for and Purchase Common Stock of

Convenxia Limited

THIS WARRANT is issued as of this day of June, 2003, by Convenxia Limited (the “Company”), to Yak Communications (Canada) Inc. (the “Holder”).

Pursuant to the terms of a Software Acquisition Agreement, dated as of the 20th day of June, 2003 between the Company, Consortio Inc. and the Holder (the “Acquisition Agreement”), the Holder is purchasing from the Company certain software and related assets with an aggregate purchase price of $                     (the “Acquisition”). In consideration of committing to the Acquisition and in consideration of the sum of $5,000, the receipt of which is hereby acknowledged, the Company hereby grants to the Holder the right to purchase such number of shares of Common Stock of the Company equal to 8% of the issued and outstanding shares in the capital of the Company determined on a fully diluted and as converted basis, at the Exercise Price. The Warrants shall be exercisable at any time during the Exercise Period. This Stock Purchase Warrant shall be referred to herein as the “Warrant” or the “Stock Purchase Warrant,” and the rights represented by this Stock Purchase Warrant may be referred to herein as “Warrants.” This Stock Purchase Warrant is subject to the following provisions, terms and conditions:

1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meaning given such terms below or as otherwise set forth in the Purchase Agreement.

(a)	Exercise Period—shall mean the period of time commencing on the date hereof and ending on June 30, 2012.

(b)	Exercise Price—shall mean an amount per share equal to the quotient obtained by dividing $9,500,000 by the number of issued and outstanding shares in the capital of the Company determined on a fully diluted and as converted basis, at the time of exercise, subject to adjustment as provided in this Stock Purchase Warrant.

(c)	Holder or Holders—shall mean Yak Communications (Canada) Inc. and shall include any Person to whom any of the Warrants have been transferred in accordance with Section 4 hereof.

(d)	Notice of Exercise—shall mean a notice which states (i) the number of shares of Common Stock that Holder intends to purchase, (ii) the Persons (who must be the Holder and/or permitted transferees under Section 4) (the “Recipients”) who shall receive the Common Stock to be purchased pursuant to this Warrant, and (iii) the addresses of Recipients.

(e)	Person—shall mean an individual, a trust, an estate, a domestic corporation, a foreign corporation, a partnership, a limited partnership, a limited liability company, a foreign limited liability company, an unincorporated association, or other entity.

(f)	Securities Act—shall mean the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

2. Exercise of Warrants.

(a)	Exercise Procedures. The Warrants may be exercised by the Holder, or its assigns, in whole or in part from time to time during the Exercise Period by the surrender of this Stock Purchase Warrant and delivery of a Notice of Exercise to the Company accompanied by payment to the Company of the Exercise Price for the number of shares for which the Warrants are then being exercised. The Exercise Price shall be payable by cash or check. The Company agrees that the shares of Common Stock so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date of exercise of the Warrants. Duly executed certificates for the shares of Common Stock so purchased shall be delivered to the Holder within a reasonable period after such exercise. Unless this Stock Purchase Warrant has expired or been exercised in full, a notation on this Stock Purchase Warrant stating the number of shares exercised shall be made by the Company and this Stock Purchase Warrant shall then be returned to the Holder with the certificates representing the Common Stock purchased upon exercise. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any cost or expense (including any original issue or transfer tax, but excluding any income taxes of the Holder) to the extent the certificates are issued to the Holder.

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(b)	Cashless Exercise. Notwithstanding any provision herein to the contrary, if the Current Fair Value (as defined below) is greater than the Exercise Price (at the date of calculation, as set forth below), in lieu of exercising this Warrant as hereinabove permitted, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant together with the Notice of Exercise in the form attached hereto, in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:

ES = WES x (CFP-EP)

CFP

Where

ES	equals the number of shares of Common Stock to be issued to the Holder

WES	equals the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

CFP	equals the Current Fair Value (at the date of such calculation)

EP	equals the Exercise Price (as adjusted to the date of such calculation)

As used herein, “Current Fair Value” at any date of one share of Common Stock shall mean the value of one share of Common Stock determined in good faith by the Board of Directors of the Company or, if the Holder of this Warrant objects to such determination, or if such determination cannot be made, then determined by a nationally recognized independent investment banking firm selected by the Board of Directors of the Company (or if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

(c)	Adjustment to Number of Shares. The number of shares purchasable under this Warrant (the “Number of Shares”) shall be subject to adjustment from time to time as follows:

(i)	if at any time during the Exercise Period, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Number of Shares shall be increased in proportion to such increase in outstanding shares.

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(ii)	If at any time during the Exercise Period, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Number of Shares shall be decreased in proportion to such decrease in outstanding shares.

(iii)	All calculations under this subsection (d) shall be made to the nearest cent or to the nearest one-tenth (1/10) of a share, as the case may be.

(iv)	Upon the Holder’s request in the event the Number of Shares shall be adjusted as provided in this subsection (d), the Company shall prepare a statement showing the facts requiring such adjustment and the Number of Shares that shall be in effect after such adjustment. The Company shall, upon such request, cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder of this Warrant in the manner required by Section 13.

(v)	In any case in which the provisions of this subsection (d) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Holder of all or any part of this Warrant which is exercised after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such exercise before giving effect to such adjustment exercise; provided, however, that the Notice given to the Holder pursuant to Section 2(c)(iv) of this Warrant shall evidence such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(vi)	Upon any adjustment to the Number of Shares pursuant to this Section 2(c) (an “Adjustment”), the Exercise Price shall be simultaneously adjusted so as to equal (A) the Exercise Price immediately prior to such Adjustment multiplied by the Number of Shares immediately prior to such Adjustment, divided by (B) the Number of Shares immediately after such Adjustment.

3. Dividends and Distributions. For so long as any part of this Stock Purchase Warrant remains outstanding and unexercised, the Company will, upon the declaration of a cash dividend upon its Common Stock or other distribution to the holders of its Common Stock and at least ten (10) days prior to the record date, notify the Holder of such declaration, which notice will contain, at a minimum, the following information: (a) the date of the declaration of the dividend or distribution, (b) the amount of such dividend or distribution, (c) the record date of such dividend or distribution, and (d) the payment date or distribution date of such dividend or distribution. The Holder shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such distribution, other or additional securities or other property of the Company which such Holder would have received had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to

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and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments pursuant to Section 2.

4. Covenants as to Common Stock. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant after payment of the exercise price therefor will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes which may be payable in respect of the issue of this Warrant, or any Common Stock or certificates therefor issuable upon the exercise of this Warrant but excluding any income taxes of the Holder and any excise taxes or charges arising from the transfer of this Warrant or the Common Stock. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

5. Lost or Stolen Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant (which evidence shall be, in the case of the initial Holder and its affiliates, notice from such Holder of such ownership (or of ownership by such Holder’s nominee) and such loss, theft, destruction or mutilation) and, in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense will execute and deliver, in lieu thereof, a new Warrant, dated the date of such lost, stolen, destroyed or mutilated Warrant and of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

6. No Shareholder Rights. This Stock Purchase Warrant as such shall not entitle the Holder to any of the rights of a shareholder of the Company until the Holder has exercised this Stock Purchase Warrant in accordance with Section 2 hereof.

7. Ownership of This Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in Section 5 hereof.

8. Mergers, Consolidation, Sales. In the case of any (i) initial public offering by the Company (an “IPO”), or (ii) consolidation, merger, reorganization or sale of all or substantially all of the assets of the Company whereby the holders of Common Stock shall be entitled to receive stock, securities, or other asset or property (an “Organic Change”), then this Warrant shall expire unless exercised prior to such IPO or Organic Change. The Company shall provide to the Holder of this Warrant ten (10) days’ prior written notice of any IPO or Organic Change, which notice shall specify that this Warrant will expire if not exercised prior to such IPO or Organic Change.

9. Notice of Dissolution or Liquidation. In case of any distribution of the assets of the Company in dissolution or liquidation (except under circumstances when Section 8 hereof shall be applicable), the Company shall give notice thereof to the Holder hereof and shall make no distribution to shareholders until the expiration of ten (10)

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days from the date of mailing of the aforesaid notice and, in any case, the Holder hereof may exercise this Warrant within ten (10) days from the date of the giving of such notice, and all rights herein granted not so exercised within such ten-day period shall thereafter become null and void.

10. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the Holder would, except for the provisions of this Section 10, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company).

11. Will Bind Successors. The Company covenants and agrees that during the Term of this Warrant, unless otherwise approved by the Holder of this Warrant that this Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

12. Notices. Except as otherwise provided herein, any notices hereunder shall be deemed to have been received (a) on the business day delivered or the first business day thereafter if delivered on a weekend or a holiday, if personally delivered or sent via facsimile, or (b) one (1) business day following delivery to a nationally recognized overnight courier or (c) on the third business day following the date on which the piece of mail containing such communication is posted, if sent by certified or registered mail, return receipt requested, in each case addressed, if given to the Company, to the principal office of the Company, Attention: President, or, if given to the Holder, to such Holder at its address as the same shall appear on the books of the Company.

13. Governing Law. This Stock Purchase Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws thereof.

14. Headings. The headings of the Sections of this Stock Purchase Warrant are inserted for convenience only and shall not be deemed to constitute a part hereof.

15. Severability. If any provision or any portion of any provision of this Stock Purchase Warrant shall be held to be void or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16. Amendments. This Stock Purchase Warrant and any term or provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both the Company and the Holder.

17. Counterparts; Delivery by Facsimile. This Stock Purchase Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Stock Purchase Warrant may be effected by facsimile.

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IN WITNESS WHEREOF, the Company has caused this Stock Purchase Warrant to be signed by one of its duly authorized officers, and this Stock Purchase Warrant to be dated as of                     , 2003.

, INC.

By:
Name:
Title:

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NOTICE OF EXERCISE

Dated             , 2003

The undersigned hereby irrevocably elects to exercise this Warrant in order to purchase                      shares of Common Stock issuable hereunder and hereby (i) makes payment of                      Dollars ($                    ) in payment of the Exercise Price thereof; or (ii) elects a cashless exercise pursuant to Section 2.c. of the Stock Purchase Warrant by placing a check in the box to the right.

☐

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SCHEDULE “E”

PURCHASE MONEY SECURITY AGREEMENT

IN CONSIDERATION of the sale by Consortio Inc., a corporation incorporated under the laws of the State of Delaware, United States of America (the “Secured Party”) to Yak Communications (Canada) Inc. (the “Debtor”) of certain software and for other good and valuable consideration, the Debtor covenants with the Secured Party as follows:

ARTICLE I

DEFINITIONS

1.01	Definitions: Capitalized terms used in this Agreement that are not defined in this section or elsewhere in this Agreement have the respective meanings ascribed thereto in the Act and all other capitalized terms used in this Agreement have the respective meanings ascribed thereto in this section or elsewhere in this Agreement:

(a)	the “Act” means the Personal Property Security Act (Ontario), as amended or re-enacted from time to time;

(b)	“Collateral” means all Personal Property acquired by the Debtor from the Secured Party under the Software Acquisition Agreement as particularly set out in Schedule “A” thereof;

(c)	“Expenses” means all costs, fees and expenses (including legal fees and disbursements on a solicitor and his own client basis) incurred by or on behalf of the Secured Party in connection with or arising out of or from any act done or taken by the Secured Party or any Receiver, or any proceeding instituted by the Secured Party, the Debtor or any other person, firm or corporation, in connection with or in anyway relating to any one or more of the Act, this Agreement or any part hereof, the preservation, protection, enforcement or realization of the Collateral or the Security Interest or both, the recovery of the Indebtedness and responding to enquiries regarding the scope of the Security Interest perfected by the registration of a Financing Statement under the Act;

(d)	“Indebtedness” means the debts and liabilities of the Debtor to the Secured Party arising pursuant to or under the Software Acquisition Agreement, namely the First Promissory Note and the Second Promissory Note (as defined in the Software Acquisition Agreement);

(e)	“Security Interest” means the assignment, transfer, mortgage, charge and security interest provided for in section 2.01 hereof and “security interest” has the meaning ascribed thereto in the Act;

(h)	“Software Acquisition Agreement” means the agreement between the Debtor, the Secured Party and Convenxia Limited pursuant to which the Debtor acquired certain software from the Secured Party and Convenxia Limited.

ARTICLE II

GRANT OF SECURITY INTEREST AND ATTACHMENT

2.01	Security Interest: As continuing security for the payment of the Indebtedness, the Debtor grants to and in favour of the Secured Party a security interest in the Collateral.

2.02	Attachment: The Debtor and Secured Party confirm that they have not postponed or agreed to postpone the time for attachment of the Security Interest and that the Debtor has received Value.

ARTICLE III

COVENANTS

3.01	Covenants: The Debtor covenants and agrees with the Secured Party that so long as any of the Indebtedness remains outstanding:

(a)	the Debtor will from time to time at the request and at the expense of the Secured Party, make and do all such acts and things and execute and deliver all such instruments, security agreements and other writings and assurances as may be necessary or desirable or recommended by counsel to the Secured Party with respect to this Agreement or the Collateral or in order to perfect, keep perfected, maintain and preserve the Security Interest;

(b)	the Debtor shall not transfer, convey, sell, or assign the Collateral without the assignee or transferee assuming the Indebtedness and assuming the obligations of the Debtor under the joint venture agreement entered into between the Debtor, the Secured Party and Convenxia Limited dated June 24, 2003 (the “Joint Venture Agreement”).

ARTICLE IV

EVENTS OF DEFAULT AND REMEDIES

4.01	Events of Default: The Debtor shall be in default hereunder upon the occurrence of any one or more of the following events (which shall collectively be called “Events of Default” and individually an “Event of Default”) (subject to any applicable notice and cure periods):

(a)	if the Debtor is in default under or pursuant to, or otherwise fails to perform, fulfill or satisfy any covenant, obligation or condition set out in, or upon the occurrence of an event relating to the Debtor described as an “Event of Default” or a “Default” in, this Agreement, the Software Acquisition Agreement or the Joint Venture Agreement;

(b)	if the Debtor fails to pay when due any amount owing by the Debtor to the Secured Party under the Indebtedness;

(c)	if any mortgage, charge, lien, security interest or other encumbrance affecting the Collateral or any part thereof becomes enforceable;

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(d)	if the Debtor commits an act of bankruptcy or has a receiver or receiver and manager appointed for it or over all of its assets.

4.02	Remedies Upon Default: Upon the occurrence of an Event of Default the full amount of the Indebtedness shall, at the option of the Secured Party, become due and payable whereupon the Security Interest shall immediately be enforceable by the Secured Party, and the Secured Party shall have, in addition to all other rights, powers and remedies available at law and in equity, the following rights, powers and remedies:

(a)	the Secured Party may immediately sue for only that part of the Indebtedness outstanding evidenced by the First Promissory Note (as defined in the Software Acquisition Agreement);

(b)	the Secured Party may appoint and reappoint by instrument in writing, or institute proceedings in any court of competent jurisdiction for the appointment or reappointment of, any person (including the Secured Party) or persons to be a receiver or receiver and manager (collectively called a “Receiver”) of all or any part of the Collateral. The Secured Party may remove or replace the Receiver from time to time, and appoint another person or persons in his stead or make application to a court of competent jurisdiction to do so. Subject to the provisions of the instrument or court order appointing the Receiver, the Receiver so appointed or replaced shall have, possess and may exercise all or any part of the rights, powers and remedies of the Secured Party (whether conferred upon the Secured Party by this Agreement or otherwise). For greater certainty, where the Secured Party is referred to in this Agreement, the term shall, where the context permits, include the Receiver so appointed or replaced and the officers, employees, servants or agents of the Secured Party and the Receiver;

(c)	the Secured Party may, take such steps as is necessary to obtain possession of the Collateral by such method permitted by law, and to that end the Debtor agrees to deliver possession of the Collateral to the Secured Party forthwith upon its receipt of a written demand therefore.

(d)	subject to the Act, the Secured Party may do any act or thing to preserve the Collateral or its value, or seize, collect, realize upon, lease, dispose of, release to third parties, sell by public or private sale or any other mode of disposition as the Secured Party may consider advisable or otherwise deal with the Collateral or any part thereof in such manner, for such consideration, upon such terms and conditions and at such time or times as may be necessary or advisable;

(e)	subject to the Act, the Secured Party may retain the Collateral and postpone the sale or any other disposition or dealing with the Collateral or any part thereof for such period as is necessary or advisable;

(f)	subject to the Act, the Secured Party may elect to retain all or any part of the Collateral in satisfaction of the Indebtedness or any part thereof;

(g)	subject to the Act, the Secured Party may purchase all or any part of the Collateral at any public or private sale, auction, tender or by way of any other mode of disposition.

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ARTICLE V

GENERAL CONTRACT PROVISIONS

5.01	Application of Funds: All amounts realized from the Collateral upon the enforcement of the Security Interest shall be applied by the Secured Party or the Receiver firstly, to the payment of Expenses, secondly, to the payment of such part of the Indebtedness owing under the First Promissory Note, thirdly to such part of the Indebtedness as constitutes interest under the Second Promissory Note and fourthly, to the payment of the balance of the Indebtedness. If any surplus remains after the payments itemized herein, such surplus shall be applied in the manner provided for in the Act. Notwithstanding the foregoing, the Secured Party reserves the right to interplead or make any appropriate application pursuant to the Trustee Act (Ontario) or any successor legislation thereto. Notwithstanding anything to the contrary contained herein, the sole recourse of the Secured Party for the portion of the Indebtedness owing under the Second Promissory Note, including Expenses, shall be limited to the Collateral. Recourse may not be had against the Debtor or any other property, assets or rights of the Debtor.

5.02	Waiver: No consent or waiver, express or implied, by the Secured Party to or of any breach or default by the Debtor in the performance of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default in the performance of the Debtor’s obligations hereunder. Failure on the part of the Secured Party to complain of any act or failure to act of the Debtor or to declare the Debtor in default, irrespective of how long such failure continues, shall not constitute a waiver by the Secured Party of its rights hereunder.

5.03	Dealings with Persons: The Secured Party may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, release any part of the Collateral to third parties and otherwise deal with the Collateral, the Debtor, debtors of the Debtor, guarantors, sureties and others, as the Secured Party may see fit, without prejudice to the Secured Party’s rights, powers and remedies whatsoever.

5.04	Notices: Any notice or demand which may or is required to be given pursuant to this Agreement shall be in writing and shall be sufficiently given or made if served personally or by telefax upon the party for whom it is intended, or (except in the case of an actual or pending disruption of postal service) mailed by registered mail, addressed to it at the address set out in the Software Acquisition Agreement. The date of receipt of such notice or demand, if served personally or by telefax, shall be deemed to be the date of the delivery thereof, or if mailed as aforesaid, the fourth business day following the date of mailing. For the purposes hereof, personal service on the Debtor shall be effectively given by delivery to any officer, director or employee of the Debtor. The Secured Party or the Debtor may, from time to time, change its address or stipulate another address from the address described in this Agreement by giving notice in the manner provided in this section.

5.05	Successors and Assigns: This Agreement and each of the covenants, warranties and representations herein set out shall enure to the benefit of the successors and assigns of the Secured Party and be binding upon the successors and permitted assigns of the Debtor.

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5.06	Entire Agreement: This Agreement constitutes the entire agreement between the Debtor and the Secured Party relating to the Security Interest and may not be amended in any manner except by written instrument signed by both of them.

5.07	Applicable Law: This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

5.08	Time of the Essence: Time is and shall continue to be of the essence of this Agreement.

5.09	Headings: The insertion of headings in this Agreement is for the convenience of reference only and shall not affect the construction or interpretation of this Agreement.

5.10	Number and Gender: All nouns and personal pronouns relating thereto shall be read and construed as the number and gender may require and the verb shall be read and construed as agreeing with the noun and pronoun.

5.11 Acknowledgement: The Debtor acknowledges receipt of a duplicate executed copy of this Agreement.

IN WITNESS WHEREOF the Debtor has executed this Agreement on this 24th day of June, 2003.

SIGNED, SEALED AND DELIVERED in the presence of	)	YAK COMMUNICATIONS (CANADA) INC.
)
	)	Per:
)
)
	)	Per:

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SCHEDULE “F”

JOINT VENTURE AGREEMENT

This Agreement is entered into and made effective as of the 24th day of June, 2003 by and between Yak Communications (Canada) Inc. (“Yak”) and Consortio, Inc.(“Consortio”) and Convenxia Limited (“Convenxia”)

WHEREAS Yak has acquired from Consortio certain copyright and title to software together with all enhancements and derivative works relating thereto owned by Convenxia pursuant to a software acquisition agreement made as of the 20th day of June, 2003;

AND WHEREAS Yak intends to utilize the Software (as hereinafter defined) for its own internal purposes and for selling its products and services to Yak customers and potential Yak customers throughout the world;

AND WHEREAS Convenxia desires to utilize the Software for purposes of selling its services to customers of Convenxia (other than Yak customers) outside of Canada;

AND WHEREAS the parties hereto have agreed to form a joint venture for the purposes of selling products and services utilizing the Software to customers of Convenxia;

AND WHEREAS Yak has agreed to make the Software available to Convenxia, on behalf of the joint venture hereby created, upon the terms and conditions hereinafter set out;

AND WHEREAS Convenxia has agreed to provide to Yak certain services and to make available the ability and skill of its personnel for the said purposes;

IN CONSIDERATION OF the following mutual covenants, undertakings and promises, the parties agree as follows:

1.0 Definitions

1.1	(a)	“Derivative Works” are those revisions, improvements, alterations, adaptations, modifications, translations, abridgments, expansions, updates, upgrades, customizations or other form of Software, developed by or on behalf of Convenxia;

	(b)	“Gross Revenue” means the aggregate of all revenue received by Convenxia from all business conducted by Convenxia (whether or not utilizing the Software and whether or not conducted on behalf of the joint venture hereby created) including the proceeds from any business interruption insurance received, after deduction of any refunds and any sums collected for any duly constituted governmental authority and paid out to such authority on account of sales taxes, goods and services taxes, value added taxes or other similar taxes imposed upon the sale of goods or services by them. For greater certainty, Gross Revenue shall include revenue received from or relating to the exploitation of that

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software and technology excluded from the Software acquired pursuant to the Software Agreement (as hereinafter defined) as set forth in Schedule “A” to the Software Agreement, save and except for the sale proceeds received by Consortio upon the sale of such excluded software.

	(c)	“Object Code” means computer programs assembled or compiled in magnetic or other binary form or software media, which are readable and usable by machines, but not generally by humans without reverse engineering, assembly or compiling;

	(d)	“Software” means all software programs and other technology acquired by Yak from Consortio and Convenxia pursuant to the software acquisition agreement (the “Software Agreement”) made of the 20th day of June, 2003 between the parties hereto, including all Source Codes, Object Codes and materials relating thereto as specifically set forth in Schedule “A” to the Software Agreement;

	(e)	“Source Code” means the human-readable version of the software program that Software is or may be delivered in;

	(f)	Yak’s Proprietary Rights means all copyright, trade secret, trademark, and all other rights in the Software and Derivative Works acquired by Yak from Consortio and Convenxia pursuant to the Software Agreement whether or not such rights are registered under copyright or trademark laws, excepting therefrom any Derivative Works created by Convenxia at its own expense after the date hereof.
2.0 Joint Venture
2.1	(a)	Subject to the terms of this Agreement, Yak hereby agrees to make available to Convenxia on behalf of the joint venture hereby created, the Software solely for the purposes of exploiting the Software outside of Canada.

	(b)	Nothing contained herein shall restrict Yak and its subsidiaries and associated and affiliated entities from utilizing the Software on its own (not through the joint venture) for its own internal purposes or from exploiting the Software on its own for its own benefit, for Yak customers or for other third parties or through resellers or distributors in competition with the joint venture hereby created.

	(c)	Neither Consortio nor Convenxia shall, directly or indirectly market, distribute or sell any products or services utilizing the Software, or Derivative Works to any person, firm, corporation or other entity (“Person”) in Canada or to any Person outside of Canada if it reasonably believes that such Person is likely to or will resell, market or distribute such products or services in Canada and the availability of the use of the Software by Convenxia hereunder shall be deemed to be circumscribed accordingly.

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(d)	Additionally, neither Consortio nor Convenxia shall, directly or indirectly, market, distribute or sell any products or services utilizing the Software or Derivative Works to any Person that is principally engaged in the business of selling or reselling dial-around phone service or pre-paid calling cards.

2.2 In order to permit Convenxia to operate the business of the joint venture hereby created, in accordance with Section 2.1 hereof, Yak hereby grants to Convenxia a license with worldwide rights excluding Canada, for all of Yak’s Proprietary Rights, subject to this Agreement and in particular the restrictions set out in Section 2.1 hereof.

2.3 Subject to the terms hereof, the term of this joint venture shall commence on the date hereof and shall continue until July 15, 2015. Thereafter the term of the joint venture shall be automatically renewed for successive one year terms, on the same terms and conditions as contained herein, provided that any party shall be entitled to give written notice to the others that the term shall not be renewed, at least 6 months prior to the expiration of the current term.

3.0 Software Support and Updates

3.1 Subject to the terms and conditions of this Agreement, Yak hereby grants to Convenxia the right and license to make those modifications and additions to the Software set forth in Subsections 3.2, 3.3 and 3.4. Such modifications and additions shall be considered Derivative Works.

3.2 Convenxia agrees to perform the following maintenance and support services with respect to the Software for and on behalf of the joint venture hereby created at its own cost and expense:

(a)	as soon as reasonably possible, correct any material defects in Software upon notification or discovery of same; and

(b)	provide usual software maintenance to the Software.

3.3 At such time as Convenxia reasonably determines that updating of the Software is required Convenxia agrees to provide at its own cost such updates to the Software as are reasonable in the circumstances, including, without limiting the generality of the foregoing:

(a)	enhancement and refinement of the code;

(b)	enhancement and refinement of existing features of the Software; and

(c)	other changes to Software as may be required from time to time by Convenxia.

3.4 Convenxia, at its expense, shall be responsible for the creation of all materials (the “Materials”) necessary or desirable to operate the business of the joint venture hereby created including, all marketing or promotional materials. Convenxia will revise the Materials where appropriate to reflect corrections, modifications, enhancements, new features and other updates to the Software and the business of the joint venture. Where the term “Materials” shall include software products, such products shall be considered Derivative Works.

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3.5 For greater certainty, it is acknowledged and agreed that any Derivative Works created after the date hereof and the Materials and revised Materials, prepared or created by Convenxia after the date hereof are the property of Convenxia, unless such Derivative Works are created for or at the written request of and expense of Yak or if this joint venture is terminatd by Yak prior to the expiration of the initial term hereof. Yak shall be entitled to utilize all Derivative Works during the term of the joint venture hereby created provided Yak reimburses Convenxia for out-of-pocket costs (including, but not limited to, labour costs for Convenxia employees) and expenses attributable to creating such Derivative Works and providing such Derivative Works to Yak.

3.6 To the extent that Yak requires technical support or maintenance services in connection with the exploitation of the Software by Yak, its subsidiaries, or associated or affiliated entities for their own benefit (not through the joint venture) then, Convenxia shall provide such technical support or maintenance services at their actual out-of-pocket cost (including, but not limited to, labour costs for Convenxia employees) plus ten percent (10%).

3.7 Where Yak is selling the computer services created and supported by Convenxia as set out in the Schedule attached hereto, then Yak shall pay to Convenxia, on behalf of the joint venture hereby created, an implementation fee in such amount as may be negotiated by Yak and Convenxia from time to time.

4.0 Representations, Warranties and Covenants

4.1 During the term of the joint venture created hereunder, Convenxia hereby represents, warrants and covenants to Yak and acknowledges that Yak is relying upon such representations, warranties and covenants in connection with its decision to grant rights to Convenxia for the purposes herein described:

(a)	Convenxia has sufficient knowledge, expertise and ability to market and commercially exploit the Software and operate the business of the joint venture as described in Section 2.1 hereof and will use its good faith efforts to exploit the Software for the joint venture hereby created and, without limiting the generality of the foregoing, to do or cause to be done, at the cost of Convenxia, all such acts as are reasonably required consistent with sound business practices, to promote, market and fully exploit the Software including, without limitation, devoting reasonable time, attention and efforts to promote the business of the joint venture, designing and producing appropriate sales materials, making regular and sufficient contact with actual and prospective customers; providing support, installation, and demonstration services where necessary and taking all other steps which may be reasonably required in order to more effectively market and exploit the Software and operate the business on behalf of the joint venture hereby created.

(b)	Convenxia has sufficient knowledge, expertise and ability to maintain, support and enhance the Software on behalf of the joint venture hereby created and will use good faith efforts to ensure that sales in connection with the business will not decline due to obsolescence and, without limiting the generality of the foregoing, to do or cause to be done, all such acts as are required to maintain, support and enhance the Software including, without limitation, correcting defects, refining and enhancing existing features, adding new features, updating the subject matter

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content to remain current, providing technical support and making other changes to the Software reasonably required from time to time;

(c)	Convenxia shall pay for all of its own costs and third party costs incurred in the exercise of the rights granted under this Agreement, including without limitation, development, enhancement, marketing, packaging, and distribution costs;

(d)	Convenxia shall keep and maintain proper and adequate records relating to the business of the joint venture hereby created;

(e)	Convenxia shall be exclusively responsible for the procurement and renewal of all licenses required for the business of the joint venture and shall pay all costs and other expenses in connection with such procurement and renewal;

(f)	Convenxia is not under any disability, restriction or prohibition in respect of its right to execute this Agreement and perform its obligations hereunder;

(g)	Convenxia shall not sell, transfer, publish, disclose, display or otherwise make available the Software to others except as specifically set forth herein;

(h)	Convenxia shall make no representations or warranties on behalf of Yak and all exploitation of the Software and other business of the joint venture shall be carried on in the name of and at the sole risk and liability of Convenxia;

(i)	Convenxia recognizes Yak’s title in certain trademarks and trade names to be used in connection with the business of exploiting the Software (the “Marks”) and shall not at any time do or suffer to be done any act or thing which will in any way impair the rights of Yak in and to the Marks. Convenxia shall not acquire and shall not claim any title to the Marks adverse to Yak by virtue of the rights granted to Convenxia hereunder, or the joint venture;

(j)	in the event that Convenxia learns of any infringement of the Software or the Marks, Convenxia shall promptly notify Yak of same. The right to decide whether legal proceedings shall be instituted, by whom and how such legal proceedings are to be handled, and in whose name such proceedings shall be brought shall be reserved for Yak;

(k)	Convenxia shall, at its expense, defend, indemnify, save and hold Yak harmless from and against any and all liabilities, losses, damages, costs, fines, penalties, and expenses (including legal fees and expenses) associated with any claim or action brought against any of them that may arise from the exploitation of the Software by the joint venture, the failure of Convenxia to comply with any provision of this Agreement, any misrepresentations of Convenxia hereunder or any other act or omission of Convenxia, its officers, directors, employees, representatives, agents or dealers;

(l)	Convenxia shall ensure that the business of the joint venture is at all times under the supervision of competent personnel;

(m)	Convenxia shall faithfully, honestly and diligently perform or cause to be performed, its obligations hereunder and to continuously exert commercially reasonable efforts to promote and enhance the business of the joint venture;

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(n)	Convenxia shall secure and maintain in force all required licenses, permits and certificates relating to the operation of the business of the joint venture and operate the business of the joint venture in full compliance with all applicable laws, by-laws and regulations;

(o)	Convenxia shall maintain and employ in connection with the business of the joint venture such working capital as may be required to enable it to properly and fully carry out and operate the business of the joint venture in a businesslike, proper and efficient manner.

5.0 Participation

5.1 Yak shall be entitled to receive as its share of the revenue of the joint venture hereby created, and Convenxia shall pay to Yak the aggregate of the following:

(a)	a technology access fee of Fifty Two Thousand Dollars ($52,000) per annum, payable quarterly, in four (4) equal consecutive instalments of $13,000 each, on the last day of each of March, June, September and December of each year during the term of the joint venture commencing September 30, 2003;

(b)	during the period commencing July 1, 2003 and ending June 30, 2006, an amount, determined quarterly, equal to the greater of the following:

 i. 4% of Gross Revenue; and

ii. $600,000 per annum.

The amount set out in Subsection 5.1(b)(ii) shall be paid to Yak in equal consecutive quarterly instalments of $150,000 each on the last day of each of March, June, September and December of each year, commencing September 30, 2003.

Within forty-five (45) days after the end of each quarter, Yak shall be entitled to receive 60% of the amount (“Excess”) by which the calculation in Subsection 5.1(b)(i) exceeds the calculation in Subsection 5.1(b)(ii) for the immediately preceding quarter. The balance of the Excess shall be applied against the promissory note issued by Yak in favour of Consortio in the original principal amount of $8,535,000 in connection with the acquisition of the Software.

(c)	during the period after June 30, 2006 an amount, determined quarterly equal to the greater of the following:

i. 2.75% of Gross Revenue; and

ii. $700,000 per annum

The amount set out in Subsection 5.1(c) (ii) shall be paid to Yak in equal consecutive quarterly instalments of $175,000 each on the last day of each of March, June, September and December of each year, commencing September 30, 2003.

Within forty-five (45) days after the end of each quarter, Yak shall be entitled to receive 60% of the amount (“Excess”) by which the calculation in Subsection

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5.1(c)(i) exceeds the calculation in Subsection 5.1(c)(ii) for the immediately preceding quarter. The balance of the Excess shall be applied against the promissory note issued by Yak in favour of Consortio in the original principal amount of $8,535,000 in connection with the acquisition of the Software.

5.2 The consideration payable to Yak shall be exclusive of any federal, state, provincial, county, local or other governmental taxes, fees or duties now or hereinafter imposed on the consideration payable hereunder.

5.3 Consortio shall be entitled to receive as its share of the revenue of the joint venture hereby created an amount equal to 5% of Gross Revenue, payable quarterly within 45 days after each quarter ending on the last day of March, June, September and December of each year commencing September 30, 2003.

5.4 After the consideration payable to Yak and Consortio is paid in accordance herewith, Convenxia shall retain the aggregate amount received from all sources in connection with the business of the joint venture.

6.0 Reporting

6.1 Convenxia shall render to Yak and to Consortio, an accounting statement within forty-five (45) days following March 31, June 30, September 30 and December 31 of each calendar year during the term of this Agreement commencing September 30, 2003. The accounting statement shall contain a report indicating Gross Revenue and compiled for each quarterly accounting period and on a cumulative basis. The accounting statement shall be delivered to each of Yak and Consortio, together with the consideration payable pursuant to Article 5 hereof to the extent not paid.

6.2 Convenxia shall maintain distinct, accurate, complete and detailed books and records pertaining to the transactions contemplated herein including, detailed breakdowns with respect to Gross Revenue in sufficient detail for the purpose of calculating the applicable consideration payable by Convenxia to Yak and to Consortio hereunder. If, Yak requests, in writing and on reasonable prior notice, Convenxia shall permit Yak or its authorized representative to examine and copy, Convenxia’s books and records. Subject to the foregoing, such examination shall be made at such place where the said books and records are maintained and during reasonable business hours, and on no less than five (5) business days prior notice, in such manner so as not to interfere with Convenxia normal business activities. If any such inspection discloses an understatement of Gross Revenue for any period or periods, then, provided the inspection is accurate, Convenxia will immediately pay any shortfall to Yak and Convenxia shall promptly reimburse Yak for the reasonable costs of the inspection including, without limitation, travel and lodging expenses and the fees of its accountants. Convenxia shall provide an annual audited statement of Gross Revenue to Yak and Consortio. Notwithstanding the foregoing, Convenxia shall have no obligation to reimburse Yak’s inspection costs should such understatement of Gross Revenue for the period reviewed be less than three percent (3%) of the Gross Revenue actually due for such period.

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7.0 Representations, Warranties and Covenants of Yak and Consortio

7.1 Yak hereby represents, warrants and covenants to Convenxia and acknowledges that Convenxia is relying upon such representations, warranties and covenants in connection with Convenxia’s decision to proceed with the joint venture herein described:

(a)	except as set forth in the Software Agreement, to the best of its knowledge, there is no current agreement or obligation with any party other than Convenxia and Consortio which will in any way impact upon or interfere with or impair this Agreement or Convenxia’s rights herein;

(b)	it shall not, directly or indirectly, agree or commit to sell, assign, transfer, convey or otherwise dispose of all or any portion of its interest in the joint venture created hereby, unless the transferee agrees with Convenxia and Consortio to be bound by all the terms of this Agreement;

(c)	it is not under any disability, restriction or prohibition in respect of its right to execute this Agreement and perform its obligations hereunder other than pursuant to its agreements with Consortio.

7.2 Consortio hereby represents, warrants and covenants to Convenxia and acknowledges that Convenxia is relying upon such representations, warranties and covenants in connection with Convenxia’s decision to proceed with the joint venture herein described:

(a)	except as set forth in the Software Agreement, there is no current agreement or obligation with any party other than Yak which will in any way impact upon or interfere with or impair this Agreement or Convenxia’s rights herein;

(b)	it shall not, directly or indirectly, agree or commit to sell, assign, transfer, convey or otherwise dispose of all or any portion of its interest in the joint venture created hereby, unless the transferee agrees with Convenxia to be bound by all the terms of this Agreement;

(c)	it is not under any disability, restriction or prohibition in respect of its right to execute this Agreement and perform its obligations hereunder other than pursuant to its agreements with Yak.

8.0 Ownership; Escrow

8.1 The Software shall remain the sole and exclusive property of Yak, including all applicable rights to patents, copyrights, trademarks and trade secrets inherent therein and appurtenant thereto. Convenxia shall use the Software solely as expressly permitted by this Agreement.

8.2 Pursuant to an escrow agreement to be entered into between Yak and Convenxia on terms acceptable to Yak, acting reasonably, all Derivative Works shall be deposited by Convenxia in escrow on a periodic basis no more frequent than semi-annually.

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9.0 Confidentiality

9.1 Information herein shall mean any and all information, data, know-how and documentation relating, among other things, to Yak’s Proprietary Rights, Derivative Works and the Software and product development, software products, algorithms, business, marketing and distribution plans, the terms and conditions of this Agreement, financial statements and financial projections, which either party learns or receives from the other, but excluding any information that the receiving party can document is generally known in the computer industry, or that becomes known to the receiving party other than through a breach of confidence, or that is provided to the receiving party by a third party under no obligation to keep such information confidential.

9.2 Each party acknowledges that all Information disclosed to, or acquired by, a party in connection with this Agreement constitutes proprietary and confidential trade secrets of the disclosing party. Each party hereby agrees to maintain the Information in strict confidence, at least as carefully as it protects its own most confidential information.

9.3 Each party agrees to furnish the Information only to its employees or to individuals who are acting under its direction and control for purposes specifically related to permitted use of the Information and are under a written obligation to protect-disclosing party’s own Information. Each party shall advise the others immediately if it learns or has reason to believe that any person having access to the Information has violated or intends to violate the terms of this Agreement

9.4 Each party acknowledges that any disclosure of any aspect of the Information, except as permitted by this Agreement, will give rise to irreparable injury that is inadequately compensable in damages. Each party hereby consents to the other obtaining of injunctive relief against such disclosure in addition to any other available remedy without the necessity of posting a bond. All undertakings and obligations relating to confidentiality and non-disclosure, whether contained in this Section or elsewhere, shall survive any termination of this Agreement.

10.0	Press Releases, Publicity and Advertising

10.1 None of the parties may issue a press release announcing the relationship or the terms under the Agreement without the prior written permission of Yak. Such authorization will not be unduly withheld, provided the form and content of such press release shall be subject to Yak’s prior written approval.

11.0	Termination

11.1 In addition to all other rights of Yak, Yak may, in its sole discretion, terminate the joint venture created by this Agreement without notice or delay on the happening of any of the following events:

(a)	if Convenxia engages in any conduct or practice that is highly detrimental or harmful to the Marks or to the Software or to the good name, goodwill or reputation of Yak or any of its subsidiaries, and Convenxia fails to cease such conduct or practice within ten (10) business days of receipt of written notice from Yak;

(b)	if Convenxia is in default of any of the other material obligations on its part

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contained herein, it being agreed that unless herein otherwise expressly provided, Yak’s option to immediately terminate this Agreement shall only be exercisable if Convenxia fails to cure such default within ten (10) business days of receiving written notice from Yak to cure same; provided that where such default cannot be cured by the payment of money and cannot be cured .within such ten (10) business day period, the defaulting party shall have such additional period of time, if any, to cure such default as Yak may, acting reasonably, allow, as long as the curing of such default is begun promptly and prosecuted diligently and continuously to completion;

(c)	if Convenxia either commits an act of bankruptcy or becomes an insolvent person, if a petition in bankruptcy is filed against it and is not discharged or disputed bona fide within three (3) business days of such filing or if a receiving order is made against it;

(d)	if a receiver or other custodian (permanent or temporary) is appointed for Convenxia by private instrument or by any Court of competent jurisdiction, if any proceedings for a composition with creditors under any federal, provincial or state law should be instituted by or against it or if distress or other analogous process be made against its assets;

(e)	if Convenxia takes any action or omits to take any action, the result of which would result in Yak being required to cease the operation of the joint venture;

(f)	if Convenxia or Consortio is in material default under the software acquisition agreement between Yak, Consortio and Convenxia pursuant to which Yak acquired the Software.

11.2 In addition to all other rights of Convenxia, Convenxia may, in its sole discretion, terminate the joint venture created by this Agreement without notice or delay on the happening of any of the following events:

(a)	if Yak is in default of any of the material obligations on its part contained herein, it being agreed that unless herein otherwise expressly provided, Convenxia’s option to immediately terminate the joint venture created by this Agreement shall only be exercisable if Yak fails to cure such default within ten (10) business days of receiving written notice from Convenxia to cure same; provided that where such default cannot be cured by the payment of money and cannot be cured .within such ten (10) business day period, Yak shall have such additional period of time, if any, to cure such default as Convenxia may, acting reasonably, allow, as long as the curing of such default is begun promptly and prosecuted diligently and continuously to completion;

(b)	if Yak either commits an act of bankruptcy or becomes an insolvent person, if a petition in bankruptcy is filed against Yak and is not discharged or disputed bona fide within three (3) business days of such filing or if a receiving order is made against Yak;

(c)	if a receiver or other custodian (permanent or temporary) of Yak is appointed by private instrument or by any Court of competent jurisdiction, if any proceedings for a composition with creditors under any federal, provincial or state law should be instituted by or against it or if distress or other analogous process be made against its assets;

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(d)	if Yak is in material default under the software acquisition agreement between Yak, Consortio and Convenxia pursuant to which Yak acquired the Software.

11.3 Sixty (60) days after the termination of the joint venture created by this Agreement there shall be an accounting between the parties with respect to the monies due by each to the other under the terms of this Agreement or under any agreement or instrument entered into in pursuance hereof and each of the parties agrees promptly to pay to the other, in cash or by certified cheque, whatever money shall be found to be owing by it to the other pursuant to such accounting, provided however it is understood that recourse of Consortio and Convenxia hereunder against Yak shall be limited to the Software. Recourse may not be had against Yak or any of its property, assets or rights other than the Software. Notwithstanding the termination of the joint venture hereby created, if the joint venture is terminated by Convenxia in accordance with Section 11.2 hereof or if the term of the joint venture expires in accordance herewith, then Convenxia shall be entitled to continue to provide services under agreements properly entered into during the term of the joint venture, for a maximum of twelve (12) months thereafter, in order to continue to perform its obligations under such agreements.

12.0	Infringement

12.1 Consortio and Convenxia jointly and severally agree to defend and hold Yak harmless against all expense, judgments and losses for alleged infringement of any patent, copyright, or other right in connection with the Software and the exploitation thereof by the joint venture hereby created.

13.0	Meeting

13.1 The parties hereto shall meet not less then quarterly and unless all parties waive notice, a notice of meeting shall be given by one party to the others of the place, date and time of the meeting. The parties shall use good faith efforts to conduct such meeting at a mutually agreeable time of the day. Unless agreed to by Yak, all meetings shall take place at the offices of Yak in Ontario. Meetings may be attended in person or by telephone, video, web or other electronic means.

13.2 Unless waived, notice of each meeting shall be given not less than two (2) business days before the time when the meeting is to be held. If there is a special purpose for the meeting the notice shall in general terms set out the purpose of the meeting.

14.0 General

14.1 No delay or failure of any party to exercise any right provided herein shall in any way affect its right to enforce that right or any other right under this Agreement at a later time. No waiver shall be effective unless in writing signed by the waiving party.

14.2 The parties hereto are independent contractors, and no party shall be, nor represent itself to be, the partner, broker, employee, servant, agent or representative of the other party for any purpose. Except as specifically set out herein, no party shall be responsible for the acts or omissions of the others, nor shall any party have authority to make any representation or incur any obligation on behalf of the others unless expressly authorized herein. Nothing contained herein shall create a partnership between any of the parties. Under no circumstances shall any of the employees of one party be deemed the employees of another for any purpose.

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14.3 All notices, requests, demands or other communications required or desired to be given under this Agreement by one party to another shall be given in writing by personal delivery, by registered mail postage prepaid (return receipt requested), or by facsimile, telephonic or telegraphic transmission as follows:

To Yak at:

55 Town Centre Court

Suite 610

Toronto, Ontario M1P 4X4

To Convexia at:

Orchard Lea

Winkfield Land

Winkfield, Berkshire, SL4 4RU

United Kingdom

To Consortio at:

9040 Willow Road

Redmond Washington 98073

U.S.A.

Attention: Raymond Cheng

or at such other address as may be given by any of them to the other in writing from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, or when transmitted if sent by facsimile, telephonic or telegraphic transmission or, if sent by registered mailed (return receipt requested), on the fifth (5th) business day after the mailing thereof, provided that if such notice, request, demand or other communication shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such notices, requests, demands or other communications shall be deemed to have been received on the fifth (5th) business day following the resumption of normal mail service.

14.4 Words importing the singular number include the plural and vice-versa and words importing gender include all genders.

14.5 The division of this Agreement into Articles, sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

14.6 This Agreement shall be governed by and interpreted according to the laws of the Province of Ontario, and the laws of Canada, as applicable, without reference to the applicable conflicts of laws provisions. Jurisdiction for litigation of any dispute, controversy or claim arising out of or in connection with this Agreement, shall be only in a Federal or a Provincial Court having subject matter jurisdiction located in the Province of Ontario.

14.7 Unless otherwise specified, all references herein to currency shall be references in each case to lawful money of the United States of America and all payments contemplated herein shall be made by cheque or by wire transfer.

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14.8 This Agreement including the preamble, recitals and schedules hereto, constitutes the entire agreement among the parties and except as herein stated and in the instruments and documents to be executed and delivered pursuant hereto, constitutes the complete and exclusive statement of the agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties relating to the subject matter of this Agreement. This Agreement may not be amended or modified in any respect, except by written instrument duly signed by the parties hereto. Any reference to “herein”, “hereof”, “hereto”, or “hereunder” is a reference to this Agreement.

14.9 Except as specifically provided herein, this Agreement or any part thereof may not be assigned by any of the parties hereto without the prior written consent of the other parties which consent may be arbitrarily withheld.

14.10 If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

14.11 All agreements, representations, warranties and covenants of a party made herein or in any certificate or other document delivered by or on behalf of a party pursuant to the provisions hereof and the transactions contemplated hereby, are material and shall be deemed to have been relied on by the other party hereto, notwithstanding any investigation heretofore or hereafter made by such other party and shall survive the execution and delivery of this Agreement, the closing of any transactions contemplated hereby and termination for any reason and shall continue in full force and effect thereafter for the benefit of such other party.

14.12 All of the provisions of this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

14.13 Time shall be of the essence of this Agreement.

14.14 Each party hereto shall, from time to time hereinafter and upon any reasonable request by any other party, execute, perform and make or cause to be executed, performed and made all such other further acts, deeds, assurances and things as may be required in order to give full effect to this Agreement.

14.15 Neither party shall be liable to the other or deemed to be in default hereunder for non-performance or delays due to fire, boycott, lock-out, war, labour or civil disturbance, riots, acts of God, insurrection, government orders or regulations.

14.16 All overdue payments hereunder shall bear interest at the rate of 18% per annum compounded monthly from the date such payment is originally due until actually received.

14.17 Convenxia shall not export, either directly or indirectly any Software without first obtaining a license, as required, from the United States Department of Commerce or other U.S. agency or department, insofar as such license is necessary to comply with Export Administration Regulations.

14.18 Notwithstanding anything to the contrary contained herein, Consortio and Convenxia jointly and severally acknowledge and agree that Yak shall be entitled to set-off any amounts owing by Convenxia or Consortio hereunder or any other agreement, against the quarterly

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payments due under the promissory note issued by Yak to Consortio in the original principal amount of $8,535,000 in connection with the acquisition of the Software.

14.19 Recourse against Yak hereunder or under any agreement between the parties hereto shall be limited to the Software. Recourse may not be had against the assets or rights of Yak other than the Software.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

YAK COMMUNICATIONS (CANADA) INC.

Per:

Per:

CONSORTIO, INC.

Per:

Per:

CONVENXIA LIMITED

Per:

Per:

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SCHEDULE “G”

EXISTING AND THREATENED LIENS OR ENCUMBRANCES ON SOFTWARE

1.	Imperial Bank (California)	Estimated value (incl. principal, interest and fees) $103,000.

This lien is registered with the US Copyright Office as against Consortio’s predecessor in interest in the Software, Galleon Distributed Technologies, Inc. On information and belief, but without substantive support therefore, this lien is believed to have been assigned to Daniel S. Peterson.

2.	Michael Chu.	Estimated value $800,000

Mr. Chu has expressed a willingness to enter into a discharge of the current debt in consideration for payment consideration over the next five years with such payment will be guaranteed solely by Convenxia.

3.	Dean Family (dba The Dean Family Limited Partnership, L.P.)	Estimated value $500,000

The Dean family has verbally agreed to discharge the current debt in consideration for a second position to the Chu debt as against Consortio to be paid off with the same principal and interest and from the same revenue sources as the Chu debt, an the option to discharge such debt entirely in consideration for equity in Convenxia Ltd, such equity to valued at the same rate as the issuance of equity to Convenxia in connection herewith.

4.	Nicholas and Zamagias.	Estimated value under $50,000

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE DISTRIBUTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND LAWS.

No. WR -

COMMON STOCK PURCHASE WARRANT

To Subscribe for and Purchase Common Stock of

Convenxia Limited

THIS WARRANT is issued as of this day of June, 2003, by Convenxia Limited (the “Company”), to Yak Communications (Canada) Inc. (the “Holder”).

Pursuant to the terms of a Software Acquisition Agreement, dated as of the 20th day of June, 2003 between the Company, Consortio Inc. and the Holder (the “Acquisition Agreement”), the Holder is purchasing from the Company certain software and related assets with an aggregate purchase price of $             (the “Acquisition”). In consideration of committing to the Acquisition and in consideration of the sum of $5,000, the receipt of which is hereby acknowledged, the Company hereby grants to the Holder the right to purchase such number of shares of Common Stock of the Company equal to 4% of the issued and outstanding shares in the capital of the Company determined on a fully diluted and as converted basis, at the Exercise Price. The Warrants shall be exercisable at any time during the Exercise Period. This Stock Purchase Warrant shall be referred to herein as the “Warrant” or the “Stock Purchase Warrant,” and the rights represented by this Stock Purchase Warrant may be referred to herein as “Warrants.” This Stock Purchase Warrant is subject to the following provisions, terms and conditions:

1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meaning given such terms below or as otherwise set forth in the Purchase Agreement.

(a)	Exercise Period—shall mean the period of time commencing on the date hereof and ending on June 30, 2012.

(b)	Exercise Price—shall mean an amount per share equal to the quotient obtained by dividing $17,500,000 by the number of issued and outstanding shares in the capital of the Company determined on a fully diluted and as converted basis, at the time of exercise, subject to adjustment as provided in this Stock Purchase Warrant.

(c)	Holder or Holders—shall mean Yak Communications (Canada) Inc. and shall include any Person to whom any of the Warrants have been transferred in accordance with Section 4 hereof.

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(d)	Notice of Exercise—shall mean a notice which states (i) the number of shares of Common Stock that Holder intends to purchase, (ii) the Persons (who must be the Holder and/or permitted transferees under Section 4) (the “Recipients”) who shall receive the Common Stock to be purchased pursuant to this Warrant, and (iii) the addresses of Recipients.

(e)	Person—shall mean an individual, a trust, an estate, a domestic corporation, a foreign corporation, a partnership, a limited partnership, a limited liability company, a foreign limited liability company, an unincorporated association, or other entity.

(f)	Securities Act—shall mean the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

2. Exercise of Warrants.

(a)	Exercise Procedures. The Warrants may be exercised by the Holder, or its assigns, in whole or in part from time to time during the Exercise Period by the surrender of this Stock Purchase Warrant and delivery of a Notice of Exercise to the Company accompanied by payment to the Company of the Exercise Price for the number of shares for which the Warrants are then being exercised. The Exercise Price shall be payable by cash or check. The Company agrees that the shares of Common Stock so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date of exercise of the Warrants. Duly executed certificates for the shares of Common Stock so purchased shall be delivered to the Holder within a reasonable period after such exercise. Unless this Stock Purchase Warrant has expired or been exercised in full, a notation on this Stock Purchase Warrant stating the number of shares exercised shall be made by the Company and this Stock Purchase Warrant shall then be returned to the Holder with the certificates representing the Common Stock purchased upon exercise. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any cost or expense (including any original issue or transfer tax, but excluding any income taxes of the Holder) to the extent the certificates are issued to the Holder.

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(b)	Cashless Exercise. Notwithstanding any provision herein to the contrary, if the Current Fair Value (as defined below) is greater than the Exercise Price (at the date of calculation, as set forth below), in lieu of exercising this Warrant as hereinabove permitted, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant together with the Notice of Exercise in the form attached hereto, in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:

ES = WES x (CFP-EP)

CFP

Where

ES	equals the number of shares of Common Stock to be issued to the Holder

WES	equals the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

CFP	equals the Current Fair Value (at the date of such calculation)

EP	equals the Exercise Price (as adjusted to the date of such calculation)

As used herein, “Current Fair Value” at any date of one share of Common Stock shall mean the value of one share of Common Stock determined in good faith by the Board of Directors of the Company or, if the Holder of this Warrant objects to such determination, or if such determination cannot be made, then determined by a nationally recognized independent investment banking firm selected by the Board of Directors of the Company (or if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

(d)	Adjustment to Number of Shares. The number of shares purchasable under this Warrant (the “Number of Shares”) shall be subject to adjustment from time to time as follows:

(i)	if at any time during the Exercise Period, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Number of Shares shall be increased in proportion to such increase in outstanding shares.

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(ii)	If at any time during the Exercise Period, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Number of Shares shall be decreased in proportion to such decrease in outstanding shares.

(iii)	All calculations under this subsection (d) shall be made to the nearest cent or to the nearest one-tenth (1/10) of a share, as the case may be.

(iv)	Upon the Holder’s request in the event the Number of Shares shall be adjusted as provided in this subsection (d), the Company shall prepare a statement showing the facts requiring such adjustment and the Number of Shares that shall be in effect after such adjustment. The Company shall, upon such request, cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder of this Warrant in the manner required by Section 13.

(v)	In any case in which the provisions of this subsection (d) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Holder of all or any part of this Warrant which is exercised after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such exercise before giving effect to such adjustment exercise; provided, however, that the Notice given to the Holder pursuant to Section 2(c)(iv) of this Warrant shall evidence such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(vi)	Upon any adjustment to the Number of Shares pursuant to this Section 2(c) (an “Adjustment”), the Exercise Price shall be simultaneously adjusted so as to equal (A) the Exercise Price immediately prior to such Adjustment multiplied by the Number of Shares immediately prior to such Adjustment, divided by (B) the Number of Shares immediately after such Adjustment.

3. Dividends and Distributions. For so long as any part of this Stock Purchase Warrant remains outstanding and unexercised, the Company will, upon the declaration of a cash dividend upon its Common Stock or other distribution to the holders of its Common Stock and at least ten (10) days prior to the record date, notify the Holder of such declaration, which notice will contain, at a minimum, the following information: (a) the date of the declaration of the dividend or distribution, (b) the amount of such dividend or distribution, (c) the record date of such dividend or distribution, and (d) the payment date or distribution date of such dividend or distribution. The Holder shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such distribution, other or additional securities or other property of the Company which such Holder would have received had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to

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and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments pursuant to Section 2.

4. Covenants as to Common Stock. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant after payment of the exercise price therefor will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes which may be payable in respect of the issue of this Warrant, or any Common Stock or certificates therefor issuable upon the exercise of this Warrant but excluding any income taxes of the Holder and any excise taxes or charges arising from the transfer of this Warrant or the Common Stock. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

5. Lost or Stolen Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant (which evidence shall be, in the case of the initial Holder and its affiliates, notice from such Holder of such ownership (or of ownership by such Holder’s nominee) and such loss, theft, destruction or mutilation) and, in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense will execute and deliver, in lieu thereof, a new Warrant, dated the date of such lost, stolen, destroyed or mutilated Warrant and of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

6. No Shareholder Rights. This Stock Purchase Warrant as such shall not entitle the Holder to any of the rights of a shareholder of the Company until the Holder has exercised this Stock Purchase Warrant in accordance with Section 2 hereof.

7. Ownership of This Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in Section 5 hereof.

8. Mergers, Consolidation, Sales. In the case of any (i) initial public offering by the Company (an “IPO”), or (ii) consolidation, merger, reorganization or sale of all or substantially all of the assets of the Company whereby the holders of Common Stock shall be entitled to receive stock, securities, or other asset or property (an “Organic Change”), then this Warrant shall expire unless exercised prior to such IPO or Organic Change. The Company shall provide to the Holder of this Warrant ten (10) days’ prior written notice of any IPO or Organic Change, which notice shall specify that this Warrant will expire if not exercised prior to such IPO or Organic Change.

9. Notice of Dissolution or Liquidation. In case of any distribution of the assets of the Company in dissolution or liquidation (except under circumstances when Section 8 hereof shall be applicable), the Company shall give notice thereof to the Holder hereof and shall make no distribution to shareholders until the expiration of ten (10)

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days from the date of mailing of the aforesaid notice and, in any case, the Holder hereof may exercise this Warrant within ten (10) days from the date of the giving of such notice, and all rights herein granted not so exercised within such ten-day period shall thereafter become null and void.

10. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the Holder would, except for the provisions of this Section 10, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company).

11. Will Bind Successors. The Company covenants and agrees that during the Term of this Warrant, unless otherwise approved by the Holder of this Warrant that this Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

12. Notices. Except as otherwise provided herein, any notices hereunder shall be deemed to have been received (a) on the business day delivered or the first business day thereafter if delivered on a weekend or a holiday, if personally delivered or sent via facsimile, or (b) one (1) business day following delivery to a nationally recognized overnight courier or (c) on the third business day following the date on which the piece of mail containing such communication is posted, if sent by certified or registered mail, return receipt requested, in each case addressed, if given to the Company, to the principal office of the Company, Attention: President, or, if given to the Holder, to such Holder at its address as the same shall appear on the books of the Company.

13. Governing Law. This Stock Purchase Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws thereof.

14. Headings. The headings of the Sections of this Stock Purchase Warrant are inserted for convenience only and shall not be deemed to constitute a part hereof.

15. Severability. If any provision or any portion of any provision of this Stock Purchase Warrant shall be held to be void or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16. Amendments. This Stock Purchase Warrant and any term or provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both the Company and the Holder.

17. Counterparts; Delivery by Facsimile. This Stock Purchase Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Stock Purchase Warrant may be effected by facsimile.

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IN WITNESS WHEREOF, the Company has caused this Stock Purchase Warrant to be signed by one of its duly authorized officers, and this Stock Purchase Warrant to be dated as of             , 2003.

, INC.

By:

Name:

Title:

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NOTICE OF EXERCISE

Dated            , 2003

The undersigned hereby irrevocably elects to exercise this Warrant in order to purchase              shares of Common Stock issuable hereunder and hereby (i) makes payment of              Dollars ($            ) in payment of the Exercise Price thereof; or (ii) elects a cashless exercise pursuant to Section 2.c. of the Stock Purchase Warrant by placing a check in the box to the right.

☐

ASSIGNMENT FORM

FOR VALUE RECEIVED,

hereby sells, assigns and transfers unto

Name:
(please type or print in block letters)
Address:

its rights to purchase         shares of Common Stock as represented by this Stock Purchase Warrant and does hereby irrevocably constitute and appoint                     , Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Date             ,

Signature